UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

eLayaway, Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-8235863
(State of incorporation or organization)	(I.R.S. Employer Identification number)

1650 Summit Lake Drive, Suite 103
Tallahassee, FL	32317
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:  None

Name of each exchange on which each class is to be registered: NA

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: ☒

Securities Act registration statement file number to which this form relates: 333-148516

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, $0.001 par value

Item 1.	Description of Registrant’s Securities to be Registered

The description under the heading “Description of Securities” relating to the Registrant’s Common Stock, par value $0.001 per share, in the prospectus included in the Registrant’s Registration Statement on Form SB-2 and S-1 as amended (initially filed on January 8, 2008, amended February 20, 2008 and March 6, 2008, and with an effective notice filed on March 12, 2008), filed with the Securities and Exchange Commission (the “Commission”) under File No. File No. 333-148516 is incorporated herein by reference. Any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits

3.1	Articles of Incorporation of Registrant filed as Exhibit 3.1 to the Registration Statement on Form SB2 and S-1, as amended, declared effective on March 12, 2008, and incorporated herein by reference.

3.2	Certificate of Amendment to Certificate of Incorporation of Registrant filed as Exhibit

3.2	to the Registration Statement on Form SB-2 and S-1, as amended, declared effective on March 12, 2008, and incorporated herein by reference.

3.4	Bylaws of Registrant, as amended, filed as Exhibit 3.3 to the Registration Statement on Form SB2 and S-1, as amended, declared effective on March 6, 2008, and incorporated herein by reference.

3.2	Amended and Restated Certificate of Incorporation of Registrant filed as Exhibit 3.2 to the Form 8-K, filed with the Commission on April 16, 2010, and incorporated herein by reference.

3.4	Certificate of Amendment of Certificate of Incorporation of Registrant filed as Exhibit 3.4 hereto

3.5	Sample Stock Certificate of Registrant filed as Exhibit 3.5 hereto.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in Tallahassee, Florida, on the 6th day of June, 2012.

eLayaway, Inc.

By:	/s/ Sergio Pinon
Name:	Sergio Pinon
Title:	Chief Executive Officer & Director